                                                                                                                     Exhibit 12

                                           Hospitality Properties Trust
                                 Computation of Ratio of Earnings to Fixed Charges
                                       (in thousands, except ratio amounts)


                                                    For the Period
                                                      February 7,       For the       For the        For the         For the
                                                         1995         Year ended     Year ended    Nine Months     Nine Months
                                                    (inception) to   December 31,   December 31,      ended           ended
                                                     December 31,        1996           1997       September 30,   September 30,
                                                         1995                                         1997             1998



Income before extraordinary item                        $11,349        $51,664         $59,153        $44,853       $64,336
Fixed Charges                                             5,063          5,646          15,534         10,602        15,178
                                                        -------        -------         -------        -------       -------
Adjusted Earnings                                       $16,412        $57,310         $74,687        $55,455       $79,514
                                                        =======        =======         =======        =======       =======


Fixed Charges:

   Interest on indebtedness and amortization of
   deferred finance cost                                $ 5,063        $ 5,646         $15,534        $10,602       $15,178
                                                        -------        -------         -------        -------       -------
Total Fixed Charges                                     $ 5,063        $ 5,646         $15,534        $10,602       $15,178
                                                        =======        =======         =======        =======       =======

Ratio of Earnings to Fixed Charges                        3.24x         10.15x           4.81x          5.23x         5.24x
                                                        =======        =======         =======        =======       =======

